Exhibit 5

Cassidy & Associates

Attorneys at Law

215 Apolena Avenue

Newport Beach, California 92662

Email: CassidyLaw@aol.com

Telephone: 949-673-4510	Fax: 949/673-4525

April 18, 2017

Franklin Hill Acquisition Corporation

9454 Wilshire Blvd.

Suite 612

Beverly Hills, CA 90212

Re:	Franklin Hill Acquisition Corporation
Registration Statement on Form S-1 and amendments thereto
File No. 333-215109

Dear Franklin Hill Acquisition Corporation.:

We act as counsel for Franklin Hill Acquisition Corp.., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of registration statement and amendments thereto on Form S-1 under the Securities Act of 1933, as amended, relating to the offer and sale of 2,500,000 shares of Common Stock offered by the holders thereof.

We have examined the Certificate of Incorporation and the By-Laws of the Company, the relevant provisions of the Delaware General Corporation Law, the relevant records of the State of Delaware and have made inquiries of the principals of the Company. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations contained in the Registration Statement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents referenced above or otherwise made known to us.

Based upon and relying solely upon the foregoing, we advise you that in our opinion that the shares offered and sold by the shareholders holding such shares have been duly authorized and validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is limited to the application of the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdictions. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

By this letter, we consent to the inclusion of our name under “Legal Matters” caption in the registration statement and amendments thereto filed on Form S-1 referenced above.

Sincerely,

/s/ Lee W. Cassidy
Cassidy & Associates